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                                                                    EXHIBIT 23.3


                    [LETTERHEAD OF WILLIAMS & WEBSTER, P.S.]


Board of Directors
Advanced Biotherapy, Inc.
Woodland Hills, CA

                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports dated February 26, 2002 and April 27, 2002, on the financial statements of Advanced Biotherapy, Inc. as of December 31, 2001 and March 31, 2002, respectively, and the periods then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2A Registration Statement filed with the Securities and Exchange Commission.

/s/ WILLIAMS & WEBSTER, P.S.

Williams & Webster, P.S.
Spokane, Washington

June 3, 2002